UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2017

NATIONAL OILWELL VARCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 713-346-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On September 15, 2017, the Board of Directors (the “Board”) of National Oilwell Varco, Inc. (the “Company”) elected Melody B. Meyer as a member of the Board, effective September 15, 2017. Ms. Meyer will serve on the Board’s Nominating/Corporate Governance Committee and Compensation Committee. Ms. Meyer will receive compensation for her services as a director consistent with that provided to the Company’s other non-employee directors, as previously disclosed in the Company’s annual proxy statement. Ms. Meyer, age 60, is the former President of Chevron Asia Pacific Exploration and Production. Ms. Meyer received a Bachelor of Science in Mechanical Engineering from Trinity University in 1979.

On September 15, 2017, the Company announced the election of Ms. Meyer to the Board. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report:

99.1	National Oilwell Varco, Inc. press release dated September 15, 2017 announcing the appointment of Melody B. Meyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2017	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President